UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

DUNKIN’ BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)

130 Royall Street

Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 737-3000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2012, Dunkin’ Brands Group, Inc. (the “Company”) entered into an agreement (the “Repurchase Agreement”) with certain of its stockholders (the “Repurchase Stockholders”) to repurchase 15,000,000 shares of Common Stock directly from the Repurchase Stockholders (the “Share Repurchase”) in a private, non-underwritten transaction at the per share price paid by the underwriter in the underwritten secondary offering announced today by the Company. The Company expects to fund the Share Repurchase primarily with borrowings under its recently upsized term loan facility described below.

In connection with the Share Repurchase, on August 9, 2012, Dunkin’ Brands, Inc. (“DBI”), a wholly-owned subsidiary of the Company, entered into Amendment No. 3 (the “Amendment”) to its Credit Agreement dated as of November 23, 2010 as amended February 18, 2011 and May 24, 2011 among DBI, Dunkin’ Brands Holdings, Inc., each lender from time to time party thereto, Barclays Bank PLC, as Administrative Agent, Swing Line Lender, L/C Issuer and Collateral Agent and the other Agents named therein (each defined term as defined in the Credit Agreement).

The Amendment provides an upsize to the existing term loan facility of $400 million to use for the return of capital to shareholders, which the Company intends to use to fund the Share Repurchase. In addition, the Amendment provides certain changes to the negative covenants contained in the Credit Agreement and permits increases in future incremental facilities subject to the Company and DBI remaining in compliance with certain specified leverage ratios.

Copies of the Amendment and the Repurchase Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions in Item 1.01 are incorporated herein by reference.

Item  7.01. Regulation FD Disclosure.

Today, the Company reaffirmed the targets that it has previously provided regarding its full year 2012 performance.

•

The Company continues to expect Dunkin’ Donuts U.S. comparable store sales growth to be in the range of 4 to 5 percent and Baskin-Robbins U.S. comparable store sales growth to be in the range of 2 to 4 percent.

•

The Company reaffirmed its global growth target of between 600 to 700 net new units. It continues to expect that Dunkin’ Donuts U.S. will add between 260 and 280 net new restaurants and expects Baskin-Robbins U.S. will close between 40 and 60 restaurants net. Internationally, the Company targets opening 400 to 450 net new units across the two brands.

•

The Company continues to expect revenue growth of between 7 and 8 percent with adjusted operating income growth of between 12 and 14 percent. The targets for revenue and adjusted operating income growth are based on a 52-week year in 2011.

•	The Company expects its adjusted earnings per share to be in the range of $1.22 to $1.25 which would represent 30 to 33 percent growth over its $0.94 adjusted earnings per share in 2011.

The information contained in this Item is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 3 to Credit Agreement, dated as of August 9, 2012 by and among Dunkin’ Brands, Inc., Dunkin’ Brands Holdings, Inc., Barclays Bank PLC, as administrative agent and the other parties thereto.

10.2	Repurchase Agreement, dated August 8, 2012, by and among the Company and the Repurchase Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Paul Carbone
Paul Carbone
Chief Financial Officer

Date: August 9, 2012

Index to Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of August 9, 2012 by and among Dunkin’ Brands, Inc., Dunkin’ Brands Holdings, Inc., Barclays Bank PLC, as administrative agent and the other parties thereto.

10.2	Repurchase Agreement, dated August 8, 2012, by and among the Company and the Repurchase Stockholders.